                                                                  Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)

                             -----------------------

                          LEHMAN BROTHERS HOLDINGS INC.
               (Exact name of obligor as specified in its charter)

Delaware                                        13-3216325
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                  identification no.)

3 World Financial Center
New York, New York                              10285
(Address of principal executive offices)        (Zip Code)

                            -------------------------

                                 Debt Securities
                       (Title of the indenture securities)

Item 1. General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                      Address
            ----                                      -------
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

Item 16.    List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)


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

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2000-attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                               ------------------

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of May, 2001.

                                    CITIBANK, N.A.

                                    By  /s/Wafaa Orfy
                                        ------------------------
                                        Wafaa Orfy
                                        Assistant Vice President

                                Charter No. 1461

                          Comptroller of the Currency
                             Northeastern District

                       REPORT OF CONDITION CONSOLIDATING
                      DOMESTIC AND FOREIGN SUBSIDIARIES OF

              Citibank, N.A. of New York in the State of New York,
                 at the close of business on December 31, 2000,
       published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.
     Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS
                                                                         Thousands
                                                                        of dollars
                                                                        ----------
Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin ................   $   9,321,000
   Interest-bearing balances ......................................      17,968,000
   Held-to-maturity securities ....................................               0
   Available-for-sale securities ..................................      42,056,000
Federal funds sold and securities purchased under
   agreements to resell ...........................................       4,408,000
Loans and lease financing receivables:
   Loans and Leases, net of unearned income ........   $247,391,000
   LESS: Allowance for loan and lease losses .......      4,590,000
                                                       ------------
   Loans and leases, net of unearned income,
   allowance, and reserve .........................................     242,801,000

Trading assets ....................................................      37,616,000
Premises and fixed assets (including capitalized leases) ..........       4,063,000
Other real estate owned ...........................................         315,000
Investments in unconsolidated subsidiaries and
   associated companies ...........................................         974,000
Customers' liability to this bank on acceptances outstanding ......       1,388,000
Intangible assets .................................................       5,914,000
Other assets ......................................................      15,282,000
                                                                      -------------
TOTAL ASSETS ......................................................   $ 382,106,000
                                                                      =============


                                       4

                                  LIABILITIES
Deposits:
   In domestic offices ............................................   $  57,389,000
   Noninterest-bearing ............................     $17,484,000
   Interest-bearing ...............................      39,905,000
   In foreign offices, Edge and Agreement
    subsidiaries, and IBFs ........................................     214,975,000
Noninterest-bearing ...............................     $13,977,000
   Interest-bearing ...............................     200,998,000
Federal funds purchased and securities sold under
   agreements to repurchase .......................................       6,851,000
Demand notes issued to the U.S. Treasury ..........................               0
Trading liabilities ...............................................      26,803,000
Other borrowed money (includes mortgage indebtedness
   and obligations under capitalized leases):
   With a remaining maturity of one year or less ..................      15,184,000
   With a remaining maturity of more than one year
    through three years ...........................................       4,325,000
   With a remaining maturity of more than three years .............       2,651,000
Bank's liability on acceptances executed and outstanding ..........       1,452,000
Subordinated notes and debentures .................................       8,525,000
Other liabilities .................................................      16,740,000

TOTAL LIABILITIES .................................................   $ 354,895,000

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .....................   $           0
Common stock ......................................................         751,000
Surplus ...........................................................      11,354,000
Undivided profits and capital re- serves ..........................      15,903,000
Net unrealized holding gains (losses) on available-for-sale
   securities .....................................................          70,000
Accumulated net gains (losses) on cash flow hedges ................               0
Cumulative foreign currency translation adjustments ...............        (867,000)

TOTAL EQUITY CAPITAL ..............................................   $  27,211,000
                                                                      -------------
TOTAL LIABILITIES AND EQUITY CAPITAL ..............................   $ 382,106,000
                                                                      =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                           ROGER W. TRUPIN CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                            ALAN S. MACDONALD  )
                            WILLIAM R. RHODES  ) DIRECTORS
                            VICTOR J. MENEZES  )


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